EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated September 14, 2010 accompanying the consolidated financial statements in this Form 10-K as of May 31, 2010 and for the year then ended and incorporation by reference in the filings of the currently effective Registration Statement on Form S-8 for the 2006 Stock Option Plan, filed with the Securities and Exchange Commission on May 3, 2006.

/s:/ Mark Bailey & Company, Ltd.

Mark Bailey & Company, Ltd.

Reno, Nevada

September 14, 2010